UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2012 (April 15, 2014)

______________________________

FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	000-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

816 South Garden Street Columbia, Tennessee	38402-1148
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (931) 388-3145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

        Item 5.07.  Submission of Matters to a Vote of Securities Holders.

               First Farmers and Merchants Corporation (the “Corporation”) held its annual meeting of shareholders on April 15, 2014 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Corporation voted on the following proposals:

  The election of 11 directors to the Corporation’s Board of Directors; and

  An advisory vote on the compensation of the named executive officers.

                For more information about this proposal, see the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 5, 2014.

Proposal 1:  Election of Directors

The Corporation’s shareholders elected each of the 11 nominees to serve as directors of the Corporation until the 2015 annual meeting of shareholders or until his or her successor is qualified and elected.  The voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Vote
M. Darlene Baxter	2,978,862	13,120	0
Jonathan M. Edwards	2,988,270	3,712	0
Tom Napier Gordon	2,973,590	18,392	0
Dalton M. Mounger	2,991,470	512	0
Timothy E. Pettus	2,882,272	109,710	0
Patrick J. Riley	2,988,270	3,712	0
Matthew M. Scoggins, Jr.	2,991,370	612	0
T. Randy Stevens	2,838,262	153,720	0
W. Lacy Upchurch	2,991,470	512	0
Kimberly D. Vella	2,968,608	23,374	0
Dr. David S. Williams	2,989,190	2,792	0

Proposal 2:  Advisory Vote on Executive Compensation

The Corporation’s shareholders adopted a resolution to approve, on an advisory basis, the compensation of the named executive officers described in the Corporation’s proxy statement. The voting results are set forth below:

For	Against	Abstention/Broker Non-Vote
2,623,968	368,014	0

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

By: /s/Patricia P. Bearden
Patricia P. Bearden
Treasurer and Chief Financial Officer

Date:  April 21, 2014